================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):  November 23, 1998



                             PLAINS RESOURCES INC.
              (Exact name of registrant as specified in charter)



        DELAWARE                 0-9808                13-2898764
(State of Incorporation)  (Commission File No.)    (I.R.S. Employer
                                                  Identification No.)



500 DALLAS STREET, SUITE 700
  HOUSTON, TEXAS 77002                                   77002
(Address of Principal Executive Offices)               (Zip Code)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (713) 654-1414


================================================================================

ITEM 2.  DISPOSITION OF ASSETS

     On November 23, 1998, (the "Closing Date"), Plains Resources Inc. ("Plains Resources"), and certain of its subsidiaries (the "Plains Midstream Subsidiaries") entered into a Contribution, Conveyance and Assumption Agreement (the "Agreement") with Plains All American Pipeline, L.P. (the "Partnership"), Plains Marketing, L.P. and All American Pipeline L.P. (collectively referred to as the "Operating Partnerships"). Plains All American Inc., a wholly-owned subsidiary of Plains Resources is the general partner ("General Partner") of the Partnership and the Operating Partnerships. Pursuant to the Agreement, Plains Resources transferred certain assets and liabilities to the Operating Partnerships.

     On the Closing Date, the Partnership closed its initial public offering (the "Offering") of common units representing limited partner interests. The Offering of 13,085,000 common units represents 42.6% of the Partnership's equity, and was priced at $20.00 per unit. Total proceeds, net of selling commissions and the underwriters' management and underwriting fees, were approximately $244.7 million. Concurrently with the closing of the Offering, certain of the Plains Midstream Subsidiaries were merged into Plains Resources, which pursuant to the Agreement, sold the assets of these subsidiaries to Plains Marketing, L.P. in exchange for $93.7 million in cash and the assumption of related indebtedness. At the same time, the General Partner conveyed all of its interest in the All American Pipeline System and SJV Gathering System, which it acquired in July 1998 for approximately $400 million, to the Operating Partnerships in exchange for (i) 6,974,239 common units, 10,020,619 subordinated units and an aggregate 2% general partner interest in the Partnership and the Operating Partnerships; (ii) the right to receive incentive distributions; and
(iii) the assumption by the Operating Partnerships of $175 million of indebtedness incurred by the General Partner in connection with the acquisition of the All American Pipeline System and SJV Gathering System.

     In addition to the $93.7 million paid to Plains Resources, the Partnership distributed approximately $148.0 million to the General Partner and paid approximately $3 million in expenses incurred in connection with the Offering. The General Partner used $110 million of the cash distributed to it to retire the remaining indebtedness incurred in connection with the acquisition of the All American Pipeline System and the SJV Gathering System, approximately $9.0 million to pay expenses incurred in connection with the formation of the Partnership, primarily related to debt and interest rate swap restructuring, and the balance, approximately $29.0 million, was distributed to Plains Resources which used the cash to repay indebtedness and for other general corporate purposes.

     On the Closing Date, Plains Resources entered into various agreements with the Partnership, including (i) the Omnibus Agreement, providing for the resolution of certain conflicts arising from the conduct of the Partnership and Plains Resources of related businesses and for the General Partner's indemnification of the Partnership for certain matters and (ii) the Crude Oil Marketing Agreement which provides for the marketing by Plains Marketing, L.P. of Plains Resources' crude oil production.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired
     Not applicable.


(b) Pro Forma Financial Information (unaudited)
    PLAINS RESOURCES INC. AND SUBSIDIARIES
    PRO FORMA CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS
    Introduction...........................................................................      F-1
    Pro Forma Consolidated Balance Sheet  as of September 30, 1998.........................      F-3
    Pro Forma Consolidated Income Statement for the nine months ended September 30, 1998...      F-4
    Pro Forma Consolidated Income Statement for the year ended December 31, 1997...........      F-5
    Notes to Pro Forma Consolidated Financial Statements...................................      F-6

(c)  Exhibits

   10(bb) Contribution, Conveyance and Assumption Agreement among Plains All American Pipeline System, and certain other parties.

   10(cc) Crude Oil Marketing Agreement between Plains Resources Inc., Plains Illinois Inc., Stocker Resources, L.P., Calumet Florida, Inc.
           and Plains Marketing, L.P.

   10(dd) Omnibus Agreement among Plains Resources Inc., Plains All American Pipeline, L.P., Plains Marketing, L.P., All American Pipeline, L.P. and Plains All American Inc.


                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dates:  December 7, 1998

                                 PLAINS RESOURCES INC.


                                 By:    /s/ Phillip D. Kramer
                                        -------------------------------
                                 Name:  Phillip D. Kramer
                                 Title: Executive Vice President and
                                        Chief Financial Officer

                 PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF
                     PLAINS RESOURCES INC. AND SUBSIDIARIES

  The following pro forma consolidated financial statements are based upon the historical consolidated financial statements of Plains Resources Inc. and subsidiaries ("Plains Resources"), and Wingfoot Ventures Seven, Inc. ("Wingfoot"), a wholly owned subsidiary of The Goodyear Tire and Rubber Company ("Goodyear"). The September 30, 1998, consolidated financial statements of Plains Resources reflect the July 30, 1998, acquisition (the "Acquisition") by Plains All American Inc. ("PAAI"), a wholly owned subsidiary of Plains Resources, of all of the outstanding capital stock of the All American Pipeline Company, Celeron Gathering Corporation and Celeron Trading & Transportation Company (collectively, the "Celeron Companies," which comprise substantially all of Wingfoot) from Wingfoot for approximately $400 million in cash, which was financed in part through a borrowing of $300 million under PAAI's $325 million limited recourse bank facility (the "PAAI Credit Facility") (a portion of which funded initial working capital) and a capital contribution of $114 million from Plains Resources, $85 million of which represents the proceeds from the issuance of Plains Resources Series E Preferred Stock. The principal assets of the entities acquired include the All American Pipeline System, a 1,233-mile crude oil pipeline extending from California to Texas, and the SJV Gathering System, a 45-mile crude oil gathering system in the San Joaquin Valley of California, as well as other assets related to such operations. The Acquisition was accounted for by Plains Resources using the purchase method of accounting.

  On November 23, 1998, (the "Closing Date"), Plains Resources, and certain of its subsidiaries (the "Plains Midstream Subsidiaries") entered into a Contribution, Conveyance and Assumption Agreement (the "Agreement") with Plains All American Pipeline, L.P. (the "Partnership"), Plains Marketing, L.P. and All American Pipeline L.P. (collectively referred to as the "Operating Partnerships"). PAAI is the general partner ("General Partner") of the Partnership and the Operating Partnerships. Pursuant to the Agreement, Plains Resources transferred certain assets and liabilities to the Operating Partnerships.

     On the Closing Date, the Partnership closed its initial public offering (the "Offering") of common units representing limited partner interests. The Offering of 13,085,000 common units represents 42.6% of the Partnership's equity, and was priced at $20.00 per unit. Total proceeds, net of selling commissions and the underwriters' management and underwriting fees, were approximately $244.7 million. Concurrently with the closing of the Offering, certain of the Plains Midstream Subsidiaries were merged into Plains Resources, which pursuant to the Agreement, sold the assets of these subsidiaries to Plains Marketing, L.P. in exchange for $93.7 million in cash and the assumption of related indebtedness. At the same time, the General Partner conveyed all of its interest in the All American Pipeline System and SJV Gathering System to the Operating Partnerships in exchange for (i) 6,974,239 common units, 10,020,619 subordinated units and an aggregate 2% general partner interest in the Partnership and the Operating Partnerships; (ii) the right to receive incentive distributions; and (iii) the assumption by the Operating Partnerships of $175 million of indebtedness incurred by the General Partner in connection with the Acquisition. In the aggregate, Plains Resources interests in the Partnership represent an effective 57.4% ownership of the Partnership's equity, and the Partnership is consolidated in the pro forma consolidated financial statements of Plains Resources.

     In addition to the $93.7 million paid to Plains Resources, the Partnership distributed approximately $148.0 million to the General Partner and paid approximately $3 million in expenses incurred in connection with the Offering. The General Partner used $110 million of the cash distributed to it to retire the remaining indebtedness incurred in connection with the acquisition of the All American Pipeline System and the SJV Gathering System, approximately $9.0 million to pay expenses incurred in connection with the formation of the Partnership, primarily related to debt and interest rate swap restructuring, and the balance, approximately $29.0 million, was distributed to Plains Resources which used the cash to repay indebtedness and for other general corporate purposes.

     The pro forma consolidated financial statements reflect the Acquisition and Offering and related transactions described above. The pro forma and Offering adjustments are based upon currently available information and certain estimates and assumptions, and therefore, the actual adjustments may differ from the unaudited pro forma and Offering adjustments. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the unaudited pro forma and Offering adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma consolidated financial statements. The pro forma consolidated financial statements do not purport to present the financial position or results of operations of Plains Resources had the transactions to be effected at the closing of the Offering actually been completed as of the dates indicated. In addition, the pro forma consolidated financial statements are not necessarily indicative of the results of the future operations of Plains Resources and reference should be made to the historical financial statements of Plains Resources included in Form 10-K for the year ended December 31, 1997, and included in Form 10-Q for the nine months ended September 30, 1998, filed with the Securities and Exchange Commission.

  The following pro forma and Offering adjustments have been prepared as if the Acquisition and Offering had taken place on September 30, 1998, in the case of the Pro Forma Consolidated Balance Sheet or as of January 1, 1997, in the case of the Pro Forma Consolidated Income Statements for the nine months ended September 30, 1998, and the year ended December 31, 1997.

                     PLAINS RESOURCES INC. AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
                               SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

                                                           HISTORICAL                                              PRO FORMA
                                                             PLAINS       PRO FORMA                   OFFERING        AS
                                                           RESOURCES      ADJUSTMENTS    PRO FORMA   ADJUSTMENTS   ADJUSTED
                                                           ----------     -----------    ---------   -----------   ---------
                        ASSETS
                        ------
CURRENT ASSETS
Cash and cash equivalents                                 $    7,887       $              $    7,887   $ 241,690 K  $    7,887
                                                                                                        (226,678)K
                                                                                                         (15,012)L
Accounts receivable                                          113,828                         113,828                   113,828
Inventory                                                     29,020                          29,020                    29,020
Prepaids and other                                               506                             506                       506
                                                          ----------       -------        ----------   ---------    ----------
Total current assets                                         151,241            --           151,241          --       151,241
                                                          ----------       -------        ----------   ---------    ----------
PROPERTY AND EQUIPMENT
Oil and natural gas properties--full cost method:
   Subject to amortization                                   562,575                         562,575                   562,575
   Not subject to amortization                                55,979                          55,979                    55,979
Crude oil pipeline, gathering and terminal assets            379,983        (6,060)H         373,923                   373,923
Other property and equipment                                   8,813                           8,813                     8,813
                                                          ----------       -------        ----------   ---------    ----------
                                                           1,007,350        (6,060)        1,001,290          --     1,001,290

Less allowance for depreciation, depletion and
   amortization                                             (201,139)        6,060 H        (195,079)                 (195,079)
                                                          ----------       -------        ----------   ---------    ----------
                                                             806,211            --           806,211          --       806,211
                                                          ----------       -------        ----------   ---------    ----------
OTHER ASSETS
Pipeline linefill                                             52,479                          52,479                    52,479
Other                                                         22,185                          22,185                    22,185
                                                          ----------       -------        ----------   ---------    ----------
                                                          $1,032,116       $    --        $1,032,116   $      --    $1,032,116
                                                          ==========       =======        ==========   =========    ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
CURRENT LIABILITIES
Accounts payable and other current liabilities            $  134,675       $              $  134,675   $            $  134,675
Interest payable                                               6,569                           6,569                     6,569
Royalties payable                                              3,922                           3,922                     3,922
Notes payable and other current obligations                   12,011                          12,011                    12,011
                                                          ----------       -------        ----------   ---------    ----------
Total current liabilities                                    157,177            --           157,177          --       157,177

BANK DEBT                                                    439,500                         439,500    (226,678)K     212,822
SUBORDINATED DEBT                                            202,488                         202,488                   202,488
OTHER LONG-TERM DEBT                                           2,556                           2,556                     2,556
OTHER LONG-TERM LIABILITIES                                    5,652                           5,652      21,460 L      27,112
                                                          ----------       -------        ----------   ---------    ----------
                                                             807,373            --           807,373    (205,218)      602,155
                                                          ----------       -------        ----------   ---------    ----------
MINORITY INTEREST                                                 --                              --     241,690 K     171,653
                                                                                                         (70,037)L
                                                          ----------       -------        ----------   ---------    ----------
SERIES E CUMULATIVE CONVERTIBLE
   PREFERRED STOCK, STATED AT
   LIQUIDATION PREFERENCE                                     85,000                          85,000                    85,000
                                                          ----------       -------        ----------   ---------    ----------
NON-REDEEMABLE PREFERRED STOCK,
   COMMON STOCK AND OTHER
   STOCKHOLDERS' EQUTY
Preferred stock                                               21,620                          21,620                    21,620
Common stock                                                   1,685                           1,685                     1,685
Additional paid in capital                                   124,360                         124,360                   124,360
Retained earnings (deficit)                                   (7,922)                         (7,922)     33,565 L      25,643
                                                          ----------       -------        ----------   ---------    ----------
                                                             139,743            --           139,743      33,565       173,308
                                                          ----------       -------        ----------   ---------    ----------
                                                          $1,032,116       $    --        $1,032,116   $      --    $1,032,116
                                                          ==========       =======        ==========   =========    ==========

           See notes to pro forma consolidated financial statements.

                     PLAINS RESOURCES INC. AND SUBSIDIARIES
              PRO FORMA CONSOLIDATED INCOME STATEMENT (UNAUDITED)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                         HISTORICAL
                                           ------------------------------------
                                              PLAINS RESOURCES       WINGFOOT
                                           -------------------      -----------
                                                NINE MONTHS         SIX MONTHS
                                                   ENDED               ENDED
                                               SEPTEMBER 30,         JUNE 30,            PRO FORMA
                                                    1998               1998             ADJUSTMENTS                PRO FORMA
                                           -------------------      -----------         -----------        -------------------

REVENUE
Oil and natural gas sales                       $    77,719          $       --          $       --               $     77,719
Marketing, transportation, storage and              698,274             374,654              62,995 A                1,135,923
   terminalling revenues
Interest and other income                               739                  --                   5 A                      744
                                                -----------          ----------          ----------               ------------
                                                    776,732             374,654              63,000                  1,214,386
                                                -----------          ----------          ----------               ------------
EXPENSES
Production expenses                                  38,604                  --                                         38,604
Marketing, transportation, storage and
   terminalling expenses                            675,160             344,538              59,962 A                1,078,683
                                                                                               (977)F
General and administrative                            7,696               1,053                 151 A                    8,900
Depreciation, depletion and amortization             21,945               6,808               1,025 A                   27,107
                                                                                             (7,833)B
                                                                                              5,162 C
Interest expense                                     24,385              21,929             (21,929)D                   33,553
                                                                                              9,168 J
Minority interest in net income
   of consolidated subsidiary                            --                  --                  --                         --
                                                -----------          ----------          ----------               ------------
                                                    767,790             374,328              44,729                  1,186,847
                                                -----------          ----------          ----------               ------------
INCOME BEFORE INCOME TAXES                            8,942                 326              18,271                     27,539
Income tax expense                                    2,468                  84                 419 A                    9,721
                                                                                              6,750 I
                                                -----------          ----------          ----------               ------------
NET INCOME                                            6,474                 242              11,102                     17,818

Less: cumulative preferred stock dividends            2,361                  --               4,644 G                    7,005
                                                -----------          ----------          ----------               ------------
NET INCOME AVAILABLE TO
   COMMMON STOCKHOLDERS                         $     4,113          $      242          $    6,458               $     10,813
                                                ===========          ==========          ==========               ============

Earnings per share:
   Basic                                        $      0.24
                                                ===========
   Diluted                                      $      0.22
                                                ===========
Weighted Average Number of Common
   and Common Equivalent Shares:
   Basic                                             16,792
                                                ===========
   Diluted                                           18,440
                                                ===========




                                                    OFFERING                 PRO FORMA
                                                  ADJUSTMENTS               AS ADJUSTED
                                                  -----------               -----------
REVENUE
Oil and natural gas sales                           $                       $     77,719
Marketing, transportation, storage and
   terminalling revenues                                                       1,135,923
Interest and other income                                                            744
                                                    ---------               ------------
                                                           --                  1,214,386
                                                    ---------               ------------
EXPENSES
Production expenses                                                               38,604
Marketing, transportation, storage and
   terminalling expenses                                                       1,078,683

General and administrative                                                         8,900
Depreciation, depletion and amortization                  495 P                   27,602


Interest expense                                       (9,728)M                   23,825

Minority interest in net income
   of consolidated subsidiary                          15,032 N                   15,032
                                                    ---------               ------------
                                                        5,799                  1,192,646
                                                    ---------               ------------
INCOME BEFORE INCOME TAXES                             (5,799)                    21,740
Income tax expense                                     (2,261)O                    7,460
                                                    ---------               ------------

NET INCOME                                             (3,538)                    14,280

Less: cumulative preferred stock dividends                                         7,005
                                                    ---------               ------------
NET INCOME AVAILABLE TO
   COMMMON STOCKHOLDERS                             $  (3,538)              $      7,275
                                                    =========               ============

Earnings per share:
   Basic                                                                    $       0.43
                                                                            ============
   Diluted                                                                  $       0.39
                                                                            ============
Weighted Average Number of Common
   and Common Equivalent Shares:
   Basic                                                                          16,792
                                                                            ============
   Diluted                                                                        18,440
                                                                            ============


           See notes to pro forma consolidated financial statements.

                    PLAINS RESOURCES INC. AND SUBSIDIARIES
              PRO FORMA CONSOLIDATED INCOME STATEMENT (UNAUDITED)
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                           HISTORICAL
                                           ---------------------------------------
                                                  PLAINS                                       PRO FORMA
                                                RESOURCES               WINGFOOT              ADJUSTMENTS              PRO FORMA
                                           -----------------         -------------          ---------------    -------------------
REVENUE
Oil and natural gas sales                       $    109,403          $         --           $                        $    109,403
Marketing, transportation, storage and
   terminalling revenues                             752,522               992,318                                       1,744,840
Interest and other income                                319                    --                                             319
                                                ------------          ------------           ----------               ------------
                                                     862,244               992,318                   --                  1,854,562
                                                ------------          ------------           ----------               ------------
EXPENSES
Production expenses                                   45,486                    --                                          45,486
Marketing, transportation, storage and
   terminalling expenses                             740,042               923,152                  391 E                1,662,282
                                                                                                 (1,303)F
General and administrative                             8,340                 2,767                 (114)E                   10,993
Depreciation, depletion and amortization              23,778                16,290              (16,290)B                   32,729
                                                                                                  8,951 C
Impairment of pipeline assets and linefill                --                64,173                                          64,173
Interest expense                                      22,012                52,745              (52,745)D                   34,236
                                                                                                 12,224 J
Minority interest in net loss of
   consolidated subsidiary                                --                    --                                              --
                                                ------------          ------------           ----------               ------------
                                                     839,658             1,059,127              (48,886)                 1,849,899
                                                ------------          ------------           ----------               ------------
INCOME BEFORE INCOME TAXES                            22,586               (66,809)              48,886                      4,663
Income tax expense (benefit)                           8,327                   276               (6,784)I                    1,819
                                                ------------          ------------           ----------               ------------
NET INCOME                                            14,259               (67,085)              55,670                      2,844

Less:  cumulative preferred stock dividends              163                    --                8,075 G                    8,238
                                                ------------          ------------           ----------               ------------
NET INCOME AVAILABLE
   TO COMMMON STOCKHOLDERS                      $     14,096          $    (67,085)          $   47,595               $     (5,394)
                                                ============          ============           ==========               ============

Earnings per share:
   Basic                                        $       0.85
                                                ============
   Diluted                                      $       0.77
                                                ============
Weighted Average Number of Common
   and Common Equivalent Shares:
   Basic                                              16,603
                                                ============
   Diluted                                            18,204
                                                ============





                                                    OFFERING                 PRO FORMA
                                                   ADJUSTMENTS              AS ADJUSTED
                                                   -----------              -----------
REVENUE
Oil and natural gas sales                          $                        $    109,403
Marketing, transportation, storage and
   terminalling revenues                                                       1,744,840
Interest and other income                                                            319
                                                   ----------               ------------
                                                           --                  1,854,562
                                                   ----------               ------------
EXPENSES
Production expenses                                                               45,486
Marketing, transportation, storage and
   terminalling expenses                                                       1,662,282

General and administrative                                                        10,993
Depreciation, depletion and amortization                  659 P                   33,388

Impairment of pipeline assets and linefill                                        64,173
Interest expense                                       (6,310)M                   27,926

Minority interest in net loss of
   consolidated subsidiary                             (4,811)N                   (4,811)
                                                   ----------               ------------
                                                      (10,462)                 1,839,437
                                                   ----------               ------------
INCOME BEFORE INCOME TAXES                             10,462                     15,125
Income tax expense (benefit)                            4,080 O                    5,899
                                                   ----------               ------------
NET INCOME                                              6,382                      9,226

Less:  cumulative preferred stock dividends                                        8,238
                                                   ----------               ------------
NET INCOME AVAILABLE
   TO COMMMON STOCKHOLDERS                         $    6,382               $        988
                                                   ==========               ============

Earnings per share:
   Basic                                                                    $       0.06
                                                                            ============
   Diluted                                                                  $       0.05
                                                                            ============
Weighted Average Number of Common
   and Common Equivalent Shares:
   Basic                                                                          16,603
                                                                            ============
   Diluted                                                                        18,204
                                                                            ============

           See notes to pro forma consolidated financial statements.

                     PLAINS RESOURCES INC. AND SUBSIDIARIES
        NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)


Pro Forma Adjustments


 Introduction

     In addition to the Acquisition, Formation and Offering adjustments below, Plains Resources estimates that incremental expenses will be incurred due to the Acquisition. Such amounts include estimated expenses associated with the operation of the Partnership as a separate public entity (e.g., costs of tax return preparation, audit fees, annual and quarterly reports to Unitholders, investor relations, and registrar and transfer agent fees), estimated expenses for issuance of letters of credit in excess of such amounts incurred by Plains Resources and Wingfoot due primarily to the elimination of Goodyear as a guarantor of Wingfoot's crude oil purchase obligations and additional estimated amounts included for insurance expenses related to the assets and operations of Wingfoot. The additional insurance expense reflects Goodyear's past practice of self insuring the assets and operations of Wingfoot. The pro forma and Offering adjustments do not give effect to these incremental expenses. Additionally, the pro forma consolidated income statement for the year ended December 31, 1997, does not include a pro forma adjustment to eliminate a non-cash impairment charge of $64.2 million related to the writedown of pipeline assets and linefill by Wingfoot in connection with the sale of Wingfoot by Goodyear to Plains Resources. However, based on Plains Resources' purchase price allocation of property and equipment, Plains Resources would not have incurred an impairment charge during 1997 had it actually acquired Wingfoot as of January 1, 1997.

 Acquisition

     A. The acquisition of the Celeron Companies was completed on July 30, 1998. As a result, the historical financial information of Plains Resources for the nine months ended September 30, 1998, includes the results of operations of the Celeron Companies from July 30, 1998, through September 30, 1998. The amounts below reflect the results of operations for periods not otherwise included in the historical financial information of Plains Resources or Wingfoot.



                                         PERIOD FROM
                                        JULY 1, 1998
                                             TO
                                        JULY 30, 1998
                                          (DATE OF
                                        ACQUISITION)
                                     ---------------
Revenues...........................       $62,995

Cost of Sales and Operations.......        59,962
                                          -------

Gross Margin.......................         3,033

General and administrative.........           151

Depreciation and amortization......         1,025
                                          -------

Operating income...................         1,857

Interest and other income..........             5
                                          -------

Net income before taxes............         1,862

Provision in lieu of income taxes..           419
                                          -------

Net income.........................       $ 1,443
                                          =======


     B. Reflects the elimination of historical Wingfoot depreciation and amortization expense.

     C. Reflects pro forma depreciation and amortization expense based on the purchase price of the Wingfoot assets by Plains Resources.

     D. Reflects the elimination of interest expense on loans from Goodyear to Wingfoot. In connection with the Acquisition, Goodyear made a capital contribution of $866.1 million to Wingfoot. Concurrently, the related party debt and accrued interest of approximately $865.2 million was repaid in full to Goodyear on June 15, 1998.

          E. Reflects the elimination of expenses and credits associated with Wingfoot's post retirement pension, health and benefit plans in which Wingfoot's employees are no longer entitled to participate so that cost of sales and operations and general and administrative expense reflect the ongoing cost of employee benefits to Plains Resources. The credit reflected in 1997 relates to amounts earned by Wingfoot on its prepaid pension assets.

          F. Reflects the reduction in compensation and benefits expense due to the recent termination of personnel. Such amounts are based on historical expenses incurred by Wingfoot. The terminations occurred in August 1998 and Plains Resources has no plans to replace these personnel. The reduction in personnel is not expected to adversely impact Plains Resources' revenues or costs.

          G. Reflects dividends on the Series E Preferred Stock.

 Formation

          H. Reflects the transactions by which the Partnership obtains ownership of certain assets and liabilities of Plains Resources at net book value in exchange for 6,974,239 common units, 10,020,619 subordinated units and an aggregate 2% general partner interest in the Partnership and the Operating Partnerships resulting in Plains Resources having an aggregate 57.4% ownership in the Partnership and the Operating Partnerships. Accumulated depreciation in the amount of $6.1 million has been credited against the Property and Equipment balance to reflect the Partnership's bases in the assets.

          I. Reflects income tax expense on pro forma pre-tax income based on an effective tax rate of 39% which is the estimated tax rate of Plains Resources. For the nine months ended September 30, 1998, Plains Resources tax provision includes an approximate $1.0 million tax benefit due to a reduction in the valuation allowance reserved against its deferred tax asset, resulting in a reduction in the overall effective tax rate for such period.

          J. Reflects pro forma interest expense on borrowings of $175 million assumed from PAAI. PAAI used $110 million of the cash distributed to it in connection with the Offering to retire the remaining indebtedness incurred by PAAI in connection with the Acquisition. The Partnership has entered into a series of 10-year interest rate swaps which fix the LIBOR portion of the interest rate at a weighted average rate of 5.24% (6.99% after giving effect to the weighted average interest rate margin under the Partnership's Bank Credit Agreement).

 Offering

          K. Reflects (i) the net proceeds to the Partnership of $241.7 million from the issuance and sale of 13.1 million Common Units at an initial public offering price of $20.00 per Common Unit in the Offering, net of underwriters' discounts and commissions of approximately $17.0 million and Offering expenses of approximately $3.0 million (ii) the payment of formation and transaction expenses by Plains Resources in the amount of approximately $15.0 million and
(iii) the subsequent paydown of debt which reduced interest expense for the periods.

          L. Reflects the economic gain of $70.0 million recognized by Plains Resources upon formation of the Partnership. Such gain is reduced by approximately $15.0 million in formation related expenses incurred by Plains Resources and approximately $21.5 million of deferred income tax expense, resulting in a net gain of approximately $33.6 million. Immediately upon formation of the Partnership, in the event of liquidation, all common unit holders participate equally in distributions, resulting in immediate dilution to the public common unit holders and an offsetting increase in the distributable capital to Plains Resources. The amount of gain recognized by Plains Resources represents the realized economic gain due to the dilution of the public unit holders. The formation related expenses incurred by Plains Resources consist primarily of amounts paid to settle interest rate swaps, debt prepayment penalty and associated legal fees and amounts due to certain key employees in connection with the successful formation of the Partnership. The income tax expense was based on an effective tax rate of 39% which is the estimated tax rate of Plains Resources. The gain on formation is not included in the pro forma consolidated income statements for the nine months ended September 30, 1998, and for the year ended December 31, 1997.

          M. Reflects the interest reduction resulting from the repayment of debt with proceeds from the Offering.

          N. Reflects the minority interest in the pro forma net income (loss) of the Partnership.

          O. Reflects income tax expense on pro forma as adjusted pre-tax income based on an effective tax rate of 39% which is the estimated tax rate of Plains Resources.

          P. Reflects amortization expense on debt issue costs incurred in connection with the assumption by the Partnership of $175 million of indebtedness of PAAI.